United States
Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 9, 2005

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On May 9, 2005, the Company executed a binding commitment letter from Silicon Valley Bank and Key Bank to increase the Company’s existing credit facility from $13 million to $28.5 million. This credit facility increase is expected to include an increase in the accounts receivable line of credit from $9 million to $15 million and an increase in the term acquisition line of credit from $4 million to $13.5 million. The Commitment Letter, which includes a summary of the loan terms, is attached hereto as Exhibit 10.1.

      On May 3, 2005, Perficient announced that it had executed a financing commitment letter with Comerica Bank for a new debt facility. Perficient has decided not to proceed with the Comerica Bank facility and has chosen to proceed with the Silicon Valley Bank and Key Bank facility, because Perficient believes the Silicon Valley Bank and Key Bank facility offers greater available credit, lower cost of capital and more favorable financial covenants. This new credit facility is subject to completion of definitive documentation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1	Bank Commitment Letter dated May 6, 2005 by and among Perficient, Inc., Silicon Valley Bank and Keybank National Association.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Date: May 13, 2005	By:	/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Bank Commitment Letter dated May 6, 2005 by and among Perficient, Inc., Silicon Valley Bank and Keybank National Association.